EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Reports Record Financial Results

300% record revenue growth Q2 2021 compared to Q2 2020 reflects strong execution

Management to host earnings call March 22, after markets

VANCOUVER, B.C., CANADA (March 18, 2021) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state operator, is pleased to report its financial results for the second fiscal quarter ended January 31, 2021. Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.

Q2 FY2021 Financial Summary:

•	Reported Q2 FY2021 revenue of $6.31 million, a 19 % increase over Q1 FY2021 ($5.29 million), and a 300% increase over Q2 FY2020 ($1.57 million);
•	Q2 FY2021 Gross profit of $2.74 million, an increase in excess of 400% over Q2 FY2020 ($0.53 million);
•	Q2 FY2021 Net Operating Income of $0.19 million;
•	Q2 FY2021 Net Loss of $1.15 million;
•	Positive Adjusted EBITDA of $0.66 million*;
•	Inventory of $2.22 million as of January 31, 2021;
•	At January 31, 2021, BaM had $1.17 million in cash and a working capital surplus of $1.13 million;
•	Total Assets were $41.44 million and Total Liabilities were $8.93 million at January 31, 2021;
•	108,377,778 common shares were issued and outstanding as of January 31, 2021 (108,827,778 as of March 16, 2021).

Operational Milestones for Q2 FY2021 and to Date:

California:

•	ShowGrow Long Beach dispensary ownership transferred to 100% owned Body and Mind subsidiary to allow consolidation of revenues effective August 28, 2020;
•	ShowGrow Long Beach dispensary commenced curbside pickup and online ordering purchase options;
•	ShowGrow San Diego dispensary has commenced delivery service in addition to curbside pickup and other on-line ordering purchase options.

Nevada:

•	Body and Mind branded products sold through almost all dispensaries throughout Las Vegas and Nevada;
•	Received approval to expand cultivation canopy. The Company has completed expansion of new cultivation space and new flower rooms are in use providing an increase in cultivation output by approximately 20%;
•	Received cannabis distribution license from the state of Nevada;
•	Worked with brand partner Her Highness to launch their female-focused brand into the Las Vegas market.

Ohio:

•	Ownership of The Clubhouse dispensary outside Cleveland, Ohio transferred to a 100% owned Body and Mind subsidiary to allow consolidation of revenues effective September 4, 2020;
•	Rebranded the dispensary as Body and Mind in September 2020;
•	Development of the NMG Ohio production facility has advanced with construction expected to be completed around April 2021.

Arkansas:

•	Body and Mind dispensary awarded “Best Dispensary in Arkansas” by Ark420.com;
•	Commenced delivery and online ordering options;
•	Preparation for cultivation ongoing with cultivation team engaged in the final stages of set up with inspection and permitting by local and state authorities scheduled;
•	The facility construction Capex is complete with approximately 3,500 square feet of retail and approximately 6,500 square feet constructed for future cultivation and packaging operations.

“Our continued growth is reflected in our strong quarterly results and clean balance sheet as our operations continue to increase revenue, gross profit and EBITDA across our cultivation, production and dispensary platforms,” stated Michael Mills, CEO of BaM. “We are seeing increased adoption of our delivery and curbside offerings as cannabis sales across all of our markets show ongoing growth. Our team is working with local and state inspectors for final permits for the Arkansas cultivation as well as finalizing construction of the Ohio production facility. Both these opportunities are expected to add revenue this fiscal year and allow expansion of Body and Mind branded offerings. Our licensing team is advancing applications at state and local levels in our current states as well as applications in new states. Our executive team is active with review of acquisitions and opportunities to continue our growth and expansion.”

*Adjusted EBITDA is a Non-GAAP metric used by management that does not have any standardized meaning prescribed by U.S. GAAP and may not be comparable to similar measures presented by other companies. Management defines the Adjusted EBITDA as the Income (loss) from operations, as reported, before interest, taxes, and adjusted for removing other non-cash items, including the stock-based compensation expense, depreciation, and further adjustments to remove acquisition related costs or gains. Management believes Adjusted EBITDA is a useful financial metric to assess its operating performance on a cash adjusted basis before the impact of non-cash items and acquisition activities. The most comparable financial measure calculated and presented in accordance with U.S. GAAP is net operating income (loss), which was presented above prior to the Adjusted EBITDA figure.

The unaudited consolidated interim financial statements for the quarter ended January 31, 2021 are available on SEDAR and EDGAR and should be read in connection with this news release.

The Company will be hosting earnings call on Monday, March 22nd, 2021 at 4:30 p.m. Eastern.

Participants can dial 1-888-664-6392 or 416-764-8659 and use confirmation number 34426056.

A replay of the conference call will be available at 1-888-390-0541 until March 29, 2021. Please use replay number 426056 #

View the Body and Mind video at:

https://www.youtube.com/watch?v=x4Kv0IspqnY&list=PLpvtfnO6zJVIINtW_tLr3aeIuOpYqJmUR&index=3

About Body and Mind Inc.

BaM is an operations focused multi-state operator investing in high quality medical and recreational cannabis cultivation, production and retail. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bodyandmind.com for more information.

Instagram:@bodyandmindBaM
Twitter: @bodyandmindBaM

For further information, please contact:

Investor Relations

Jonathan Paterson

+1 203 862 0492

Jonathan.Paterson@HarborAccessLLC.com

Company Contact:

Michael Mills
CEO
Tel: 800-361-6312
ir@bodyandmind.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.